AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1996
                                                     REGISTRATION NO. 333-11545
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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                             GENESIS ENERGY, L.P.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                ---------------
         DELAWARE                    5171                      76-0513049
                              (PRIMARY STANDARD             (I.R.S. EMPLOYER
     (STATE OR OTHER      INDUSTRIAL CLASSIFICATION       IDENTIFICATION NO.)
     JURISDICTION OF             CODE NUMBER)
     INCORPORATION OR
      ORGANIZATION)

                                ---------------
                               ONE ALLEN CENTER
                            500 DALLAS, SUITE 3200
                             HOUSTON, TEXAS 77002
                                (713) 646-1200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                ---------------
                                 JOHN VONBERG
                               ONE ALLEN CENTER
                            500 DALLAS, SUITE 3200
                             HOUSTON, TEXAS 77002
                                (713) 646-1200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------
                                  Copies to:
   ANDREWS & KURTH       WAYNE KUBICEK    ROBERT T. MOFFETT    BAKER & BOTTS,
        L.L.P.          GENERAL COUNSEL  VICE PRESIDENT AND        L.L.P.
 4200 TEXAS COMMERCE   BASIS PETROLEUM,    GENERAL COUNSEL    ONE SHELL PLAZA
        TOWER                INC.        HOWELL CORPORATION    910 LOUISIANA
 HOUSTON, TEXAS 77002     500 DALLAS     1111 FANNIN, SUITE    HOUSTON, TEXAS
    (713) 220-4200        SUITE 3200            1500               77002
ATTN: DAVID J. GRAHAM   HOUSTON, TEXAS     HOUSTON, TEXAS      (713) 229-1234
                             77002              77002          ATTN: R. JOEL
                                                                  SWANSON

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

                                ---------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [_]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee and the NASD filing fee, the amounts set forth below are estimates.

      Securities and Exchange Commission registration fee............ $   68,287
      NASD filing fee................................................     20,303
      NYSE listing fee...............................................     93,350
      Printing and engraving expenses................................    800,000
      Legal fees and expenses........................................  1,225,000
      Accounting fees and expenses...................................    215,000
      Blue Sky fees and expenses.....................................     15,000
      Transfer agent fees and expenses...............................      5,000
      Miscellaneous expenses.........................................     58,060
                                                                      ----------
        Total........................................................ $2,500,000
                                                                      ==========

ITEM 14 INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Section of the Prospectus entitled "The Partnership Agreement-- Indemnification" is incorporated herein by this reference.

  Reference is made to Section 8 of the Form of Underwriting Agreement filed as
Exhibit 1.1 to this Registration Statement.

  Subject to any terms, conditions or restrictions set forth in the Partnership Agreements, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever.

ITEM 15 RECENT SALES OF UNREGISTERED SECURITIES

  There has been no sale of securities of the Partnership within the past three years.

ITEM 16 EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  a. Exhibits:

  **1.1 --Form of Underwriting Agreement
   *3.1 --Certificate of Limited Partnership of Genesis Energy, L.P.
         ("Genesis")
   *3.2 --Form of Agreement of Limited Partnership of Genesis (included as
         Appendix A to the Prospectus)
   *3.3 --Certificate of Limited Partnership of Genesis Crude Oil, L.P. (the
         "Operating Partnership")
   *3.4 --Form of Agreement of Limited Partnership of the Operating Partnership
         (included as Appendix B to the Prospectus)
  **5.1 --Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered
   *8.1 --Opinion of Andrews & Kurth L.L.P. relating to tax matters
 **10.1 --Form of Purchase & Sale and Contribution & Conveyance Agreement dated
         as of      , 1996 among Basis Petroleum, Inc. ("Basis"), Howell
         Corporation ("Howell"), certain subsidiaries of Howell, Genesis, the
         Operating Partnership and Genesis Energy, L.L.C.

**10.2 --Form of Distribution Support Agreement among the Operating Partnership and Salomon Inc
**10.3 --Form of Master Credit Support Agreement among the Operating
         Partnership, Salomon Inc, and Basis
**10.4 --Form of Redemption and Registration Rights Agreement among Basis,
         Howell, certain Howell subsidiaries, Genesis and the Operating
         Partnership
**10.5 --Form of Corporate Services Agreement between Basis, Genesis and the
         Operating Partnership
**10.6 --Non-Competition Agreement among Genesis, the Operating Partnership,
         Salomon Inc, Basis and Howell
**10.7 --Form of Employment Agreement between Genesis Energy, L.L.C. and certain executive officers
 *15.1 --Letter of Arthur Andersen LLP
 *23.1 --Consent of Arthur Andersen LLP
 *23.2 --Consent of Deloitte & Touche llp
 *23.3 --Consent of Price Waterhouse LLP
 *23.4 --Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1 and
         Exhibit 8.1)
 *24.1 --Powers of Attorney (included on signature page)
 *27.1 --Financial Data Schedule

--------
 * Previously filed.
** Filed herewith.

  b. Financial Statement Schedules

  All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 17 UNDERTAKINGS

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

    For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this Registration Statement as of the time it was declared effective.

    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS, ON NOVEMBER 22, 1996.

                                          GENESIS ENERGY, L.P.

                                          By: Genesis Energy, L.L.C.
                                              as General Partner

                                              /s/ Allyn R. Skelton, II
                                          By:__________________________________
                                             Allyn R. Skelton, II
                                             Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS AMENDMENT TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AS OF NOVEMBER 22, 1996.

             SIGNATURE                           TITLE
             ---------                           -----
          Jeffrey R. Serra*          Chairman of the Board of
____________________________________ Directors
          Jeffrey R. Serra

          John P. vonBerg*           President and Director
____________________________________ (Principal Executive
          John P. vonBerg            Officer)

          Mark J. Gorman*            Executive Vice President and
____________________________________ Director
          Mark J. Gorman

    /s/  Allyn R. Skelton, II        Chief Financial Officer
____________________________________ (Principal Financial and
         Allyn R. Skelton, II        Accounting Officer)

          Ronald E. Hall*            Director
____________________________________
          Ronald E. Hall

          Paul N. Howell*            Director
____________________________________
          Paul N. Howell

         Thomas W. Jasper*           Director
____________________________________
         Thomas W. Jasper

*By:  /s/  Allyn R. Skelton, II
_______________________________
   Allyn R. Skelton, II
   Attorney-in-fact

                                 EXHIBIT INDEX

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
   NO.                         DESCRIPTION                            PAGES
 -------                       -----------                         ------------
  **1.1  --Form of Underwriting Agreement
   *3.1  --Certificate of Limited Partnership of Genesis Energy,
           L.P. ("Genesis")
   *3.2  --Form of Agreement of Limited Partnership of Genesis
           (included as Appendix A to the Prospectus)
   *3.3  --Certificate of Limited Partnership of Genesis Crude
           Oil, L.P. (the "Operating Partnership")
   *3.4  --Form of Agreement of Limited Partnership of the
           Operating Partnership (included as Appendix B to the
           Prospectus)
  **5.1  --Opinion of Andrews & Kurth L.L.P. as to the legality of the securities being registered
   *8.1  --Opinion of Andrews & Kurth L.L.P. relating to tax
           matters
 **10.1  --Form of Purchase & Sale and Contribution & Conveyance
           Agreement dated as of      , 1996 among Basis
           Petroleum, Inc. ("Basis"), Howell Corporation
           ("Howell"), certain subsidiaries of Howell, Genesis,
           the Operating Partnership and Genesis Energy, L.L.C.
 **10.2  --Form of Distribution Support Agreement among the
           Operating Partnership and Salomon Inc
 **10.3  --Form of Master Credit Support Agreement among the Operating
           Partnership, Salomon Inc and Basis
 **10.4  --Form of Redemption and Registration Rights Agreement
           among Basis, Howell, certain Howell subsidiaries, Genesis and the Operating Partnership
 **10.5  --Form of Corporate Services Agreement between Basis,
           Genesis and the Operating Partnership
 **10.6  --Non-Competition Agreement among Genesis, the Operating Partnership,
           Salomon Inc, Basis and Howell
 **10.7  --Form of Employment Agreement between Genesis Energy,
           L.L.C. and certain executive officers
  *15.1  --Letter of Arthur Andersen LLP
  *23.1  --Consent of Arthur Andersen LLP
  *23.2  --Consent of Deloitte & Touche llp
  *23.3  --Consent of Price Waterhouse LLP
  *23.4  --Consent of Andrews & Kurth L.L.P. (included in
           Exhibit 5.1 and Exhibit 8.1)
  *24.1  --Powers of Attorney (included on signature page)
  *27.1  --Financial Data Schedule

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 * Previously filed.
** Filed herewith.